UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2021

1847 GOEDEKER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3817 Millstone Parkway, St. Charles, MO	63301
(Address of principal executive offices)	(Zip Code)

888-768-1710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GOED	NYSE American LLC
Warrants to Purchase Common Stock	GOED WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2021, the Board of Directors of 1847 Goedeker Inc. (the “Company”) adopted Amendment No. 1 to the Bylaws of the Company (the “Bylaw Amendment”). The Bylaw Amendment was effective immediately and updates the advance notice requirements for director nominations and stockholder proposals by clarifying that timely notice for a stockholder to properly submit nominations or other business at the Company’s 2021 annual meeting of stockholders, which will be the Company’s first annual meeting, shall be no later than the close of business on the tenth (10th) business day following the day on which public announcement of the date of the meeting is first made. The Bylaws of the Company previously did not provide stockholders with a time period in which to properly submit nominations and other business at its first annual meeting of stockholders.

The foregoing description of the Bylaw Amendment does not comport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment attached hereto as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amendment No. 1 to the Bylaws of 1847 Goedeker Inc., dated August 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 GOEDEKER INC.

Date: August 13, 2021	By:	/s/ Douglas T. Moore
	Name:	Douglas T. Moore
	Title:	Chief Executive Officer